Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-201769, 333-215366, 333-229226, 333-255177 and 333-286289 on Form S-8 of our reports dated April 28, 2026, relating to the financial statements of Hello Group Inc. and the effectiveness of Hello Group Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 28, 2026